Exhibit 99.1

OUTFRONT MEDIA REPORTS SECOND QUARTER 2018 RESULTS
Revenues of $401.7 million
Operating Income of $32.9 million; Net loss of $5.2 million, $0.04 per diluted share, including a $42.9 million Goodwill Impairment Charge
Adjusted OIBDA of $125.2 million
AFFO of $77.2 million, $0.55 per diluted share
Quarterly dividend of $0.36 per share, payable September 28, 2018

NEW YORK, August 8, 2018 – OUTFRONT Media Inc. (NYSE: OUT) today reported results for the quarter ended June 30, 2018.

“Improvement in billboards contributed to 1.4% total revenue growth and 2.6% Adjusted OIBDA growth during the quarter,” said Jeremy Male, Chairman and Chief Executive Officer of OUTFRONT Media. “As we look toward the second half, we see accelerating momentum on the top line led by strength in our billboard business from local advertising and a better outlook for national.”

Second Quarter Results	Three Months Ended June 30,		Six Months Ended June 30,
$ in Millions, except per share amounts	2018	2017	2018	2017
Revenues	$401.7	$396.2	$739.6	$726.8
Organic Revenues	397.0	396.3	731.0	727.5
Operating Income	32.9	65.0	64.6	91.0
Adjusted OIBDA	125.2	122.0	206.4	202.2
Net Income (loss)[1]	(5.2)	37.1	3.9	39.6
Earnings (loss) per share[1,2]	($0.04)	$0.27	$0.02	$0.28
Funds From Operations (FFO)	74.1	79.7	119.4	123.6
Adjusted FFO (AFFO)	77.2	78.1	115.3	116.6
AFFO per share[2]	$0.55	$0.56	$0.83	$0.84
Notes: See exhibits for reconciliations of non-GAAP financial measures; 1) Includes $42.9 million goodwill impairment charge in the second quarter of 2018; 2) Per share for diluted earnings per share

Second Quarter 2018 Results

Consolidated
Reported revenues of $401.7 million increased $5.5 million, or 1.4%, for the second quarter of 2018 as compared to the same prior-year period. On an organic basis, revenues of $397.0 million for the second quarter of 2018 increased 0.2%.

Reported billboard revenues of $280.4 million increased $6.2 million, or 2.3%, due to digital billboard conversions, the acquisition of digital billboards in Canada and higher average revenue per display (yield) in U.S. Media, partially offset by lower proceeds from condemnations. On an organic basis, billboard revenues increased 1.3% due to digital billboard conversions and higher average revenue per display (yield) in U.S. Media, partially offset by lower proceeds from condemnations.

Reported transit and other revenues of $121.3 million decreased $0.7 million, or 0.6%, due primarily to a decline in national advertising revenues, offset partially by growth in digital transit displays. On an organic basis, transit and other revenues decreased 2.4% due primarily to a decline in national advertising revenues.

Total Operating expenses of $212.0 million decreased $1.3 million, or 0.6%, due primarily to lower transit franchise expenses under the terms of our New York Metropolitan Transportation Authority ("MTA") transit agreement and a decline in transit revenues, partially offset by acquired billboards in Canada and higher expenses related to our Sports Marketing segment. Selling, General and Administrative expenses (“SG&A”) of $70.1 million increased $3.7 million, or 5.6%, due primarily to higher strategic business development costs and higher compensation and other employee-related costs, partially offset by lower bad debt expense.

Adjusted OIBDA of $125.2 million increased $3.2 million, or 2.6%.

Segment Results

U.S. Media
Reported and organic revenues of $367.2 million increased $0.1 million, due primarily to digital billboard conversions and an increase in average revenue per display (yield), partially offset by lower proceeds from condemnations. On an organic basis, billboard revenues increased 1.3% due to digital billboard conversions and higher average revenue per display (yield), partially offset by lower proceeds from condemnations. On an organic basis, transit and other revenues decreased 3.0% due primarily to a decline in national advertising revenues, partially offset by growth in revenues from digital displays.

Operating expenses decreased $4.8 million, or 2.5%, due to lower transit franchise expenses under the terms of our MTA transit agreement and a decline in transit revenues, offset partially by higher billboard property lease costs related to the new MTA billboard agreement. SG&A expenses increased $2.0 million, or 4.5%, primarily due to higher strategic business development costs and higher compensation and other employee-related costs. Adjusted OIBDA of $131.2 million increased $2.9 million, or 2.3%.

Other
Reported revenues of $34.5 million increased $5.4 million, or 18.6%, due primarily to the acquisition of digital billboards in Canada and the impact of a new accounting standard on our Sports Marketing operating segment ($2.0 million). On an organic basis, revenues increased $0.6 million, or 2.1%.

Operating expenses increased $3.5 million, or 18.2%, driven by higher expenses related to the impact of a new accounting standard in our Sports Marketing operating segment ($1.4 million) and the acquisition of digital billboards in Canada. SG&A expenses increased $1.7 million, or 28.8%, driven primarily by the acquisition of digital billboards in Canada and higher expenses related to the impact of a new accounting standard in our Sports Marketing operating segment ($0.6 million). Adjusted OIBDA of $4.2 million increased $0.2 million, or 5.0%.

Corporate
Corporate costs, excluding stock-based compensation, decreased $0.1 million to $10.2 million due primarily to lower professional fees, partially offset by higher compensation-related expenses.

Goodwill Impairment Charge
In the second quarter of 2018, the Canadian reporting unit did not meet revenue expectations, and pacing reflected a decline as compared to the 2018 forecast due to the underperformance of our static poster assets and digital displays. As a result, we determined that there was a decline in the outlook for our Canadian reporting unit which required an interim goodwill impairment analysis. We determined that the carrying value of our Canadian reporting unit exceeded its fair value, and we recorded an impairment charge of $42.9 million in the Consolidated Statements of Operations.

Interest Expense
Net Interest expense in the second quarter of 2018 was $31.0 million, including amortization of deferred financing costs of $1.4 million, as compared to $28.6 million in the same prior-year period, including amortization of deferred financing costs of $1.3 million. The increase was due primarily to a higher weighted average cost of debt at June 30, 2018 of 5.0% compared to 4.8% in the prior period, a higher outstanding debt balance, and letter of credit facility fees associated with the new MTA transit agreement in 2018.

Income Taxes
The provision for income taxes was $8.1 million in the second quarter of 2018 compared to $0.9 million in the second quarter of 2017.  Cash paid for income taxes in the six months ended June 30, 2018 was $5.9 million, including payments made during the second quarter of 2018 related to 2017 income taxes.

Net Loss
Net loss was $5.2 million in the second quarter of 2018 as compared to net income of $37.1 million in the same prior-year period. Diluted weighted average shares outstanding were 139.2 million for the second quarter of 2018 and 139.3 million for the same prior-year period. Net loss per common share for diluted earnings per weighted average share was $0.04 for the second quarter of 2018 as compared to net income per common share for diluted earnings per weighted average share of $0.27 in the same prior-year period.

FFO & AFFO
FFO was $74.1 million in the second quarter of 2018, a decrease of $5.6 million, or 7.0%, from the same prior-year period, driven primarily by lower net income and by lower depreciation and amortization, partially offset by an impairment charge. AFFO was $77.2 million in the second quarter of 2018, a decrease of $0.9 million, or 1.2%, compared to the same prior-year period, due primarily to a lower FFO, partially offset by higher non-cash portion of income taxes, lower cash paid for direct lease acquisition costs, and lower maintenance capital expenditures. AFFO per diluted weighted average share was $0.55 in the second quarter of 2018 and $0.56 in the same prior-year period.

Cash Flow & Capital Expenditures
Net cash flow provided by operating activities of $68.2 million for the six months ended June 30, 2018 decreased $10.9 million compared to $79.1 million during the same prior-year period, due primarily to prepaid MTA equipment deployment costs, partially offset by improvement in other working capital items. We incurred $37.9 million of equipment deployment costs for the six months ended June 30, 2018. Total capital expenditures increased $4.2 million to $46.4 million for the six months ended June 30, 2018, compared to the same prior year period.

Dividends
In the six months ended June 30, 2018, we paid cash dividends of $102.0 million. We announced on July 24, 2018 that our board of directors has approved a quarterly cash dividend on our common stock of $0.36 per share payable on September 28, 2018, to shareholders of record at the close of business on September 7, 2018.

Balance Sheet and Liquidity
As of June 30, 2018, our liquidity position included cash of $41.7 million, $295.2 million of availability under our $430.0 million revolving credit facility, net of $65.8 million of issued letters of credit against the letter of credit facility sublimit under the revolving credit facility. We also have an unused $300.0 million at-the-market equity offering program. Total debt outstanding as of June 30, 2018 was $2.3 billion, excluding $22.5 million of debt issuance costs. Total debt outstanding includes a $670.0 million term loan and $1.5 billion of senior unsecured notes, $100.0 million under our accounts receivable securitization facility, and $69.0 million under our revolving credit facility.

Conference Call
We will host a conference call to discuss the results on August 8, 2018 at 4:30 p.m. Eastern Time. The conference call numbers are 888-204-4368 (U.S. callers) and 323-794-2423 (International callers) and the passcode for both is 7589016. Live and replay versions of the conference call will be webcast in the Investor Relations section of our website, www.OUTFRONTmedia.com.

Supplemental Materials
In addition to this press release, we have provided a supplemental investor presentation which can be viewed on our website, www.OUTFRONTmedia.com.

About OUTFRONT Media Inc.
OUTFRONT Media connects brands with consumers outside of their homes through one of the largest and most diverse sets of billboard, transit, and mobile assets in North America. Through its ON Smart Media platform, OUTFRONT Media is implementing digital technology that will fundamentally change the ways advertisers engage people on-the-go.

Contact:
Investors:	Media:
Gregory Lundberg	Carly Zipp
Senior Vice President, Investor Relations	Director of Communications
(212) 297-6441	(212) 297-6479
greg.lundberg@OUTFRONTmedia.com	carly.zipp@OUTFRONTmedia.com

Non-GAAP Financial Measures
In addition to the results prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) provided throughout this document, this document and the accompanying tables include non-GAAP financial measures as described below. We calculate revenues on a constant dollar basis as reported revenues excluding the impact of foreign currency exchange rates between periods. We provide constant dollar revenues to understand the underlying growth rate of revenue excluding the impact of changes in foreign currency exchange rates between periods, which are not under management’s direct control. Our management believes constant dollar revenues are useful to users of our financial data because it enables them to better understand the level of growth of our business period to period. We calculate organic revenues as reported revenues excluding revenues associated with a significant acquisition, the impact of a new accounting standard, and the impact of foreign currency exchange rates (“non-organic revenues”). We provide organic revenues to understand the underlying growth rate of revenue excluding the impact of non-organic revenue items. Our management believes organic revenues are useful to users of our financial data because it enables them to better understand the level of growth of our business period to period. We calculate and define "Adjusted OIBDA" as operating income (loss) before depreciation, amortization, net (gain) loss on dispositions, stock-based compensation, restructuring charges and impairment charges. We calculate Adjusted OIBDA margin by dividing Adjusted OIBDA by total revenues. Adjusted OIBDA and Adjusted OIBDA margin are among the primary measures we use for managing our business, evaluating our operating performance and planning and forecasting future periods, as each is an important indicator of our operational strength and business performance. Our management believes users of our financial data are best served if the information that is made available to them allows them to align their analysis and evaluation of our operating results along the same lines that our management uses in managing, planning and executing our business strategy. Our management also believes that the presentations of Adjusted OIBDA and Adjusted OIBDA margin, as supplemental measures, are useful in evaluating our business because eliminating certain non-comparable items highlight operational trends in our business that may not otherwise be apparent when relying solely on GAAP financial measures. It is management’s opinion that these supplemental measures provide users of our financial data with an important perspective on our operating performance and also make it easier for users of our financial data to compare our results with other companies that have different financing and capital structures or tax rates. We calculate Funds From Operations ("FFO") in accordance with the definition established by the National Association of Real Estate Investment Trusts (“NAREIT”). FFO reflects net income (loss) adjusted to exclude gains and losses from the sale of real estate assets, impairment charges, depreciation and amortization of real estate assets, amortization of direct lease acquisition costs and the same adjustments for our equity-based investments, as well as the related income tax effect of adjustments, as applicable. We calculate Adjusted AFFO ("AFFO") as FFO adjusted to include cash paid for direct lease acquisition costs as such costs are generally amortized over a period ranging from four weeks to one year and therefore are incurred on a regular basis. AFFO also includes cash paid for maintenance capital expenditures since these are routine uses of cash that are necessary for our operations. In addition, AFFO excludes costs related to restructuring charges, as well as certain non-cash items, including non-real estate depreciation and amortization, stock-based compensation expense, accretion expense, the non-cash effect of straight-line rent and amortization of deferred financing costs, and the non-cash portion of income taxes, as well as the related income tax effect of adjustments, as applicable. We use FFO and AFFO measures for managing our business and for planning and forecasting future periods, and each is an important indicator of our operational strength and business performance, especially compared to other real estate investment trusts ("REITs"). Our management believes users of our financial data are best served if the information that is made available to them allows them to align their analysis and evaluation of our operating results along the same lines that our management uses in managing, planning and executing our business strategy. Our management also believes that the presentations of FFO, AFFO, and related per weighted average share amounts, as supplemental measures, are useful in evaluating our business because adjusting results to reflect items that have more bearing on the operating performance of REITs highlight trends in our business that may not otherwise be apparent when relying solely on GAAP financial measures. It is management’s opinion that these supplemental measures provide users of our financial data with an important perspective on our operating performance and also make it easier to compare our results to other companies in our industry, as well as to REITs. Since constant dollar revenues, organic revenues, Adjusted OIBDA, Adjusted OIBDA margin, FFO and AFFO and, as applicable, related per weighted average share amounts, are not measures calculated in accordance with GAAP, they should not be considered in isolation of, or as a substitute for, revenues, operating income (loss), net income (loss) and net income (loss)

per common share for diluted earnings per share ("EPS"), the most directly comparable GAAP financial measures, as indicators of operating performance. These measures, as we calculate them, may not be comparable to similarly titled measures employed by other companies. In addition, these measures do not necessarily represent funds available for discretionary use and are not necessarily a measure of our ability to fund our cash needs.

Please see Exhibits 4-6 of this release for a reconciliation of the above non-GAAP financial measures to the most directly comparable GAAP financial measures.

Cautionary Statement Regarding Forward-Looking Statements
We have made statements in this document that are forward-looking statements within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “could,” “would,” “may,” “might,” “will,” “should,” “seeks,” “likely,” “intends,” “plans,” “projects,” “predicts,” “estimates,” “forecast” or “anticipates” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions related to our capital resources, portfolio performance and results of operations. Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods that may be incorrect or imprecise and may not be able to be realized. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all). The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: declines in advertising and general economic conditions; competition; government regulation; our inability to increase the number of digital advertising displays in our portfolio; our ability to implement our digital display platform and deploy digital advertising displays to our transit franchise partners; taxes, fees and registration requirements; our ability to obtain and renew key municipal contracts on favorable terms; decreased government compensation for the removal of lawful billboards; content-based restrictions on outdoor advertising; environmental, health and safety laws and regulations; seasonal variations; acquisitions and other strategic transactions that we may pursue could have a negative effect on our results of operations; dependence on our management team and other key employees; the ability of our board of directors to cause us to issue additional shares of stock without stockholder approval; certain provisions of Maryland law may limit the ability of a third party to acquire control of us; our rights and the rights of our stockholders to take action against our directors and officers are limited; our substantial indebtedness; restrictions in the agreements governing our indebtedness; incurrence of additional debt; interest rate risk exposure from our variable-rate indebtedness; our ability to generate cash to service our indebtedness; cash available for distributions; hedging transactions; diverse risks in our Canadian business; a breach of our security measures; changes in regulations and consumer concerns regarding privacy, information security and data, or any failure or perceived failure to comply with these regulations or our internal policies; asset impairment charges for goodwill; our failure to remain qualified to be taxed as a REIT; REIT distribution requirements; availability of external sources of capital; we may face other tax liabilities even if we remain qualified to be taxed as a REIT; complying with REIT requirements may cause us to liquidate investments or forgo otherwise attractive opportunities; our ability to contribute certain contracts to a taxable REIT subsidiary (“TRS”); our planned use of TRSs may cause us to fail to remain qualified to be taxed as a REIT; REIT ownership limits; complying with REIT requirements may limit our ability to hedge effectively; failure to meet the REIT income tests as a result of receiving non-qualifying income; even if we remain qualified to be taxed as a REIT, and we sell assets, we could be subject to tax on any unrealized net built-in gains in the assets held before electing to be treated as a REIT; the Internal Revenue Service (the “IRS”) may deem the gains from sales of our outdoor advertising assets to be subject to a 100% prohibited transaction tax; establishing operating partnerships as part of our REIT structure; U.S. federal tax reform legislation could affect us in ways that are difficult to anticipate; and other factors described in our filings with the Securities and Exchange Commission (the "SEC"), including but not limited to the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC on February 28, 2018. All forward-looking statements in this document apply as of the date of this document or as of the date they were made and, except as required by applicable law, we disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors of new information, data or methods, future events or other changes.

EXHIBITS

Exhibit 1: CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited) See Notes on Page 14

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in millions, except per share amounts)	2018	2017	2018	2017
Revenues:
Billboard	$280.4	$274.2	$519.7	$510.2
Transit and other	121.3	122.0	219.9	216.6
Total revenues	401.7	396.2	739.6	726.8
Expenses:
Operating	212.0	213.3	409.1	405.2
Selling, general and administrative	70.1	66.4	134.7	130.3
Restructuring charges	0.2	2.9	1.3	4.7
Net (gain) loss on dispositions	(2.7)	0.1	(2.9)	0.5
Impairment charge	42.9	—	42.9	—
Depreciation	21.3	23.1	42.4	46.0
Amortization	25.0	25.4	47.5	49.1
Total expenses	368.8	331.2	675.0	635.8
Operating income	32.9	65.0	64.6	91.0
Interest expense, net	(31.0)	(28.6)	(61.0)	(56.7)
Other income (expense), net	(0.2)	0.1	(0.3)	0.1
Income before benefit (provision) for income taxes and equity in earnings of investee companies	1.7	36.5	3.3	34.4
Benefit (provision) for income taxes	(8.1)	(0.9)	(1.4)	2.8
Equity in earnings of investee companies, net of tax	1.2	1.5	2.0	2.4
Net income (loss)	$(5.2)	$37.1	$3.9	$39.6

Net income (loss) per common share:
Basic	$(0.04)	$0.27	$0.02	$0.29
Diluted	$(0.04)	$0.27	$0.02	$0.28

Weighted average shares outstanding:
Basic	139.2	138.6	139.0	138.4
Diluted	139.2	139.3	139.3	139.1

Exhibit 2: CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
(Unaudited) See Notes on Page 14

	As of
(in millions)	June 30, 2018	December 31, 2017
Assets:
Current assets:
Cash and cash equivalents	$41.7	$48.3
Receivables, less allowance ($9.5 in 2018 and $11.5 in 2017)	239.9	231.1
Prepaid lease and transit franchise costs	68.0	68.6
Prepaid MTA equipment deployment costs	11.9	4.7
Other prepaid expenses	17.8	13.5
Other current assets	8.2	9.8
Total current assets	387.5	376.0
Property and equipment, net	663.3	662.1
Goodwill	2,081.6	2,128.0
Intangible assets	557.2	580.9
Prepaid MTA equipment deployment costs	24.6	—
Other assets	60.9	61.2
Total assets	$3,775.1	$3,808.2

Liabilities:
Current liabilities:
Accounts payable	$55.0	$56.1
Accrued compensation	27.2	34.6
Accrued interest	16.0	16.1
Accrued lease costs	26.6	30.5
Other accrued expenses	31.5	42.3
Deferred revenues	28.8	21.3
Short-term debt	100.0	80.0
Other current liabilities	18.3	18.7
Total current liabilities	303.4	299.6
Long-term debt, net	2,216.5	2,145.3
Deferred income tax liabilities, net	19.2	19.6
Asset retirement obligation	34.7	34.7
Other liabilities	80.8	82.4
Total liabilities	2,654.6	2,581.6

Commitments and contingencies

Stockholders’ equity:
Common stock (2018 - 450.0 shares authorized, and 139.3 shares issued
and outstanding; 2017 - 450.0 shares authorized, and 138.6 issued and outstanding)	1.4	1.4
Additional paid-in capital	1,965.5	1,963.0
Distribution in excess of earnings	(873.5)	(775.6)
Accumulated other comprehensive loss	(18.6)	(7.7)
Total stockholders’ equity	1,074.8	1,181.1
Non-controlling interests	45.7	45.5
Total equity	1,120.5	1,226.6
Total liabilities and equity	$3,775.1	$3,808.2

Exhibit 3: CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited) See Notes on Page 14

	Six Months Ended
	June 30,
(in millions)	2018	2017
Operating activities:
Net income	$3.9	$39.6
Adjustments to reconcile net income to net cash flow provided by operating activities:
Depreciation and amortization	89.9	95.1
Deferred tax benefit	(1.4)	(5.3)
Stock-based compensation	10.6	10.9
Provision for doubtful accounts	(1.0)	0.9
Accretion expense	1.2	1.2
Net (gain) loss on dispositions	(2.9)	0.5
Impairment charge	42.9	—
Equity in earnings of investee companies, net of tax	(2.0)	(2.4)
Distributions from investee companies	1.3	2.0
Amortization of deferred financing costs and debt discount and premium	2.8	3.2
Cash paid for direct lease acquisition costs	(20.5)	(20.3)
Change in assets and liabilities, net of investing and financing activities:
Increase in receivables	(8.6)	(13.2)
Increase in prepaid MTA equipment deployment costs	(31.8)	—
(Increase) decrease in prepaid expenses and other current assets	(2.3)	2.5
Decrease in accounts payable and accrued expenses	(19.3)	(46.7)
Increase in deferred revenues	7.5	7.5
Decrease in income taxes	(3.0)	(0.8)
Other, net	0.9	4.4
Net cash flow provided by operating activities	68.2	79.1

Investing activities:
Capital expenditures	(46.4)	(42.2)
Acquisitions	(4.3)	(57.8)
MTA franchise rights	(6.1)	—
Net proceeds from dispositions	3.4	0.1
Net cash flow used for investing activities	(53.4)	(99.9)

Financing activities:
Proceeds from long-term debt borrowings	79.0	8.3
Repayments of long-term debt borrowings	(10.0)	—
Proceeds from borrowings under short-term debt facilities	75.0	90.0
Repayments of borrowings under short-term debt facilities	(55.0)	(5.0)
Payments of deferred financing costs	(0.1)	(7.5)
Proceeds from stock option exercises	—	1.2
Taxes withheld for stock-based compensation	(8.1)	(8.1)
Dividends	(102.0)	(100.4)
Other	—	(0.2)
Net cash flow used for financing activities	(21.2)	(21.7)

Effect of exchange rate changes on cash and cash equivalents	(0.2)	0.4
Net decrease in cash and cash equivalents	(6.6)	(42.1)
Cash and cash equivalents at beginning of period	48.3	65.2
Cash and cash equivalents at end of period	$41.7	$23.1

Exhibit 3: CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)
(Unaudited) See Notes on Page 13

	Six Months Ended
	June 30,
(in millions)	2018	2017
Supplemental disclosure of cash flow information:
Cash paid for income taxes	$5.9	$3.3
Cash paid for interest	58.5	53.2

Non-cash investing and financing activities:
Accrued purchases of property and equipment	6.8	7.1
Issuance of shares of a subsidiary for an acquisition	—	44.6

Exhibit 4: SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL INFORMATION
(Unaudited) See Notes on Page 14

	Three Months Ended June 30, 2018
(in millions, except percentages)	U.S. Media	Other	Corporate	Consolidated
Revenues:
Billboard	$262.5	$17.9	$—	$280.4
Transit and other	104.7	16.6	—	121.3
Total revenues	$367.2	$34.5	$—	$401.7
Organic revenues(a):
Billboard	$262.5	$15.2	$—	$277.7
Transit and other	104.7	14.6	—	119.3
Total organic revenues(a)	$367.2	$29.8	$—	$397.0
Non-organic revenues(b):
Billboard	$—	$2.7	$—	$2.7
Transit and other	—	2.0	—	2.0
Total non-organic revenues(b)	$—	$4.7	$—	$4.7

Operating income (loss)	$93.8	$(45.1)	$(15.8)	$32.9
Restructuring charges	—	0.2	—	0.2
Net gain on dispositions	(2.7)	—	—	(2.7)
Impairment charge	—	42.9	—	42.9
Depreciation and amortization	40.1	6.2	—	46.3
Stock-based compensation	—	—	5.6	5.6
Adjusted OIBDA	$131.2	$4.2	$(10.2)	$125.2

Adjusted OIBDA margin	35.7%	12.2%	*	31.2%

Capital expenditures	$25.6	$4.0	$—	$29.6

	Three Months Ended June 30, 2017
(in millions, except percentages)	U.S. Media	Other	Corporate	Consolidated	In Constant $(c)
Revenues:
Billboard	$259.2	$15.0	$—	$274.2	$274.8
Transit and other	107.9	14.1	—	122.0	122.2
Total revenues	$367.1	$29.1	$—	$396.2	$397.0
Organic revenues(a)
Billboard	$259.2	$14.9	$—	$274.1	$274.1
Transit and other	107.9	14.3	—	122.2	122.2
Total organic revenues(a)	$367.1	$29.2	$—	$396.3	$396.3
Non-organic revenues(b):
Billboard	$—	$0.1	$—	$0.1	$0.7
Transit and other	—	(0.2)	—	(0.2)	—
Total non-organic revenues(b)	$—	$(0.1)	$—	$(0.1)	$0.7

Operating income (loss)	$83.9	$(3.1)	$(15.8)	$65.0
Restructuring charges	0.1	2.8	—	2.9
Net loss on dispositions	0.1	—	—	0.1
Depreciation and amortization	44.2	4.3	—	48.5
Stock-based compensation	—	—	5.5	5.5
Adjusted OIBDA	$128.3	$4.0	$(10.3)	$122.0

Adjusted OIBDA margin	34.9%	13.7%	*	30.8%

Capital expenditures	$23.7	$1.9	$—	$25.6

	Six Months Ended June 30, 2018
(in millions, except percentages)	U.S. Media	Other	Corporate	Consolidated
Revenues:
Billboard	$488.8	$30.9	$—	$519.7
Transit and other	188.3	31.6	—	219.9
Total revenues	$677.1	$62.5	$—	$739.6
Organic revenues(a):
Billboard	$488.8	$26.1	$—	$514.9
Transit and other	188.3	27.8	—	216.1
Total organic revenues(a)	$677.1	$53.9	$—	$731.0
Non-organic revenues(b):
Billboard	$—	$4.8	$—	$4.8
Transit and other	—	3.8	—	3.8
Total non-organic revenues(b)	$—	$8.6	$—	$8.6

Operating income (loss)	$144.4	$(52.1)	$(27.7)	$64.6
Restructuring charges	0.5	0.8	—	1.3
Net gain on dispositions	(2.9)	—	—	(2.9)
Impairment charge	—	42.9	—	42.9
Depreciation and amortization	78.1	11.8	—	89.9
Stock-based compensation	—	—	10.6	10.6
Adjusted OIBDA	$220.1	$3.4	$(17.1)	$206.4

Adjusted OIBDA margin	32.5%	5.4%	*	27.9%

Capital expenditures	$40.0	$6.4	$—	$46.4

	Six Months Ended June 30, 2017
(in millions, except percentages)	U.S. Media	Other	Corporate	Consolidated	In Constant $(c)
Revenues:
Billboard	$484.3	$25.9	$—	$510.2	$511.4
Transit and other	189.9	26.7	—	216.6	216.8
Total revenues	$674.2	$52.6	$—	$726.8	$728.2
Organic revenues(a)
Billboard	$484.3	$26.4	$—	$510.7	$510.7
Transit and other	189.9	26.9	—	216.8	216.8
Total organic revenues(a)	$674.2	$53.3	$—	$727.5	$727.5
Non-organic revenues(b):
Billboard	$—	$(0.5)	$—	$(0.5)	$0.7
Transit and other	—	(0.2)	—	(0.2)	—
Total non-organic revenues(b)	$—	$(0.7)	$—	$(0.7)	$0.7

Operating income (loss)	$131.4	$(8.1)	$(32.3)	$91.0
Restructuring charges	1.9	2.8	—	4.7
Net loss on dispositions	0.5	—	—	0.5
Depreciation and amortization	86.9	8.2	—	95.1
Stock-based compensation	—	—	10.9	10.9
Adjusted OIBDA	$220.7	$2.9	$(21.4)	$202.2

Adjusted OIBDA margin	32.7%	5.5%	*	27.8%

Capital expenditures	$39.5	$2.7	$—	$42.2

Exhibit 5: SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL MEASURES
(Unaudited) See Notes on Page 14

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in millions, except per share amounts)	2018	2017	2018	2017
Net income (loss)	$(5.2)	$37.1	$3.9	$39.6
Depreciation of billboard advertising structures	17.1	20.0	34.1	40.0
Amortization of real estate-related intangible assets	10.6	12.2	21.2	24.4
Amortization of direct lease acquisition costs	11.1	10.2	19.8	18.9
Net (gain) loss on disposition of real estate assets	(2.7)	0.1	(2.9)	0.5
Impairment charge	42.9	—	42.9	—
Adjustment related to equity-based investments	—	0.1	0.1	0.2
Income tax effect of adjustments(d)	0.3	—	0.3	—
FFO	$74.1	$79.7	$119.4	$123.6

FFO per weighted average shares outstanding, diluted	$0.53	$0.57	$0.86	$0.89

FFO	$74.1	$79.7	$119.4	$123.6
Non-cash portion of income taxes	2.4	(1.8)	(4.5)	(6.1)
Cash paid for direct lease acquisition costs	(8.0)	(8.6)	(20.5)	(20.3)
Maintenance capital expenditures	(7.0)	(7.5)	(10.1)	(12.6)
Restructuring charges	0.2	2.9	1.3	4.7
Other depreciation	4.2	3.1	8.3	6.0
Other amortization	3.3	3.0	6.5	5.8
Stock-based compensation	5.6	5.5	10.6	10.9
Non-cash effect of straight-line rent	0.4	0.7	0.5	1.0
Accretion expense	0.6	0.6	1.2	1.2
Amortization of deferred financing costs	1.4	1.3	2.8	3.2
Income tax effect of adjustments(e)	—	(0.8)	(0.2)	(0.8)
AFFO	$77.2	$78.1	$115.3	$116.6

AFFO per weighted average shares outstanding, diluted	$0.55	$0.56	$0.83	$0.84

Net income (loss) per common share, diluted	$(0.04)	$0.27	$0.02	$0.28

Weighted average shares outstanding, diluted	139.2	139.3	139.3	139.1

Exhibit 6: SUPPLEMENTAL DISCLOSURES REGARDING NON-GAAP FINANCIAL MEASURES
(Unaudited) See Notes on Page 14

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in millions)	2018	2017	2018	2017
Adjusted OIBDA	$125.2	$122.0	$206.4	$202.2
Interest expense, net, less amortization of deferred financing costs	(29.6)	(27.3)	(58.2)	(53.5)
Cash paid for income taxes	(5.7)	(2.7)	(5.9)	(3.3)
Cash paid for direct lease acquisition costs	(8.0)	(8.6)	(20.5)	(20.3)
Maintenance capital expenditures	(7.0)	(7.5)	(10.1)	(12.6)
Equity in earnings of investee companies, net of tax	1.2	1.5	2.0	2.4
Adjustment related to equity-based investments	—	0.1	0.1	0.2
Non-cash effect of straight-line rent	0.4	0.7	0.5	1.0
Accretion expense	0.6	0.6	1.2	1.2
Other expense	(0.2)	0.1	(0.3)	0.1
Income tax effect of adjustments(d)(e)	0.3	(0.8)	0.1	(0.8)
AFFO	$77.2	$78.1	$115.3	$116.6

Exhibit 7: OPERATING EXPENSES
(Unaudited) See Notes on Page 14

	Three Months Ended			Six Months Ended
(in millions, except	June 30,		%	June 30,		%
percentages)	2018	2017	Change	2018	2017	Change
Operating expenses:
Billboard property lease	$94.5	$93.9	0.6%	$188.0	$181.4	3.6%
Transit franchise	59.2	63.4	(6.6)	106.5	113.2	(5.9)
Posting, maintenance and other	58.3	56.0	4.1	114.6	110.6	3.6
Total operating expenses	$212.0	$213.3	(0.6)	$409.1	$405.2	1.0

Exhibit 8: EXPENSES BY SEGMENT
(Unaudited) See Notes on Page 14

	Three Months Ended			Six Months Ended
(in millions, except	June 30,		%	June 30,		%
percentages)	2018	2017	Change	2018	2017	Change
U.S. Media:
Operating expenses	$189.3	$194.1	(2.5)%	$364.8	$367.2	(0.7)%
SG&A expenses	46.7	44.7	4.5	92.2	86.3	6.8

Other:
Operating expenses	22.7	19.2	18.2	44.3	38.0	16.6
SG&A expenses	7.6	5.9	28.8	14.8	11.7	26.5

NOTES TO EXHIBITS

PRIOR PERIOD PRESENTATION CONFORMS TO CURRENT REPORTING CLASSIFICATIONS.

(a)	Organic revenues exclude revenues associated with a significant acquisition, the impact of a new accounting standard and the impact of foreign currency exchange rates ("non-organic revenues").

(b)	Non-organic revenues primarily relate to an acquisition and the impact of a new accounting standard on our Sports Marketing operating segment.

(c)	Revenues on a constant dollar basis are calculated as reported revenues excluding the impact of foreign currency exchange rates between periods.

(d)	Income tax effect related to Net (gain) loss on dispositions of real estate assets.

(e)	Income tax effect related to Restructuring charges.

* Calculation not meaningful